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                      [AMERICAN APPRAISAL ASSOCIATES LOGO]


                              CONSENT OF APPRAISER


We hereby consent to the references made to us and/or our appraisal by Anchor Glass Container Corporation under the caption(s) "Prospectus Summary," "Business - Efficient Manufacturing Facilities," and "Business - Facilities," in the Prospectus constituting a part of this Registration Statement on Form S-4. In addition we consent to the filing of our Summarization Letters therein as an annex to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                 AMERICAN APPRAISAL ASSOCIATES, INC.


                                 By /s/ PAULA D. BOST
                                    --------------------------
                                    Paula D. Bost
                                    Assistant Secretary


Milwaukee, Wisconsin
April 21, 1998